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                                                                     EXHIBIT 5.1

           [LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]



                                                WRITER'S DIRECT LINE
                                                    212-859-8000
August , 1996                                    (FAX: 212-859-4000)
Dal-Tile International Inc.
7834 Hawn Freeway
Dallas, Texas 75217

Ladies and Gentlemen:

             We are acting as special counsel to Dal-Tile International Inc., a Delaware corporation (the "Company"), in connection with the Company's
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Registration Statement on Form S-l (No. 333-5069) (the "Registration Statement")
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under the Securities Act of 1933, as amended (the "Securities Act"), with
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respect to the underwritten public offerings of up to 8,050,000 shares of the
Company's common stock, par value $.01 per share (the "Common Stock"), including
                                                       ------------
up to 1,050,000 shares of Common Stock issuable upon exercise of an over-allotment option granted to the U.S. Underwriters. All the 8,050,000 shares of Common Stock to be offered to the public are being issued by the Company. All defined terms not otherwise defined herein shall have the meanings set forth in the Prospectus forming a part of the Registration Statement.

             We have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other
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information of or from public officials, officers or representatives of the
Company and others.

             Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that the shares of Common Stock, when the terms of the issuance and the sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company's certificate of incorporation and by-laws, and when issued, delivered and paid for in accordance with the terms of the Registration Statement, the U.S. Underwriting Agreement and the International Underwriting Agreement, will be validly issued, fully paid and non-assessable.

             This opinion is limited to the General Corporation Law of the State of Delaware.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act.

             The opinion expressed herein is solely for the benefit of the Company and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

                                                Very truly yours,

                                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                   By: /s/ Frederick H. Fogel
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                                              Frederick H. Fogel